As filed with the Securities and Exchange Commission on May 27, 2008.

Registration No. 333-26797

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Vital Images, Inc.

(Exact name of issuer as specified in its charter)

Minnesota	42-1321776
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5850 Opus Parkway, Suite 300

Minnetonka, Minnesota 55343-4414

(Address of principal executive offices, including Zip Code)

Incentive Stock Option Adjustment Plan

1990 Management Incentive Stock Option Plan

1992 Director Stock Option Adjustment Plan

1992 Stock Option Plan

1995 Stock Incentive Adjustment Plan

Certain Non-Plan Options

Certain Non-Plan Securities

(Full title of the plan)

Peter J. Goepfrich	Copy to:
Chief Financial Officer
Vital Images, Inc.	Michele D. Vaillancourt
5850 Opus Parkway, Suite 300	Winthrop & Weinstine, P.A.
Minnetonka, MN 55343-4414	225 South Sixth Street, Suite 3500
(Name and address of agent for service)	Minneapolis, MN 55402
Telephone: (612) 604-6681
Facsimile: (612) 604-6881

(952) 487-9500

(Telephone number, including area code, of agent for service)

Explanatory Note:

This Post-Effective Amendment No. 1 is being filed by the Registrant to de-register any and all of the 1,940,504 shares of its common stock originally registered under the Registration Statement on Form S-8, Registration No. 333-26797 (“Registration Statement”), filed with the Securities and Exchange Commission on May 9, 1997, that have not been issued or sold. The Incentive Stock Option Adjustment Plan, 1990 Management Incentive Stock Option Plan, 1992 Director Stock Option Adjustment Plan, 1992 Stock Option Plan and 1995 Stock Incentive Adjustment Plan identified in the Registration Statement and the options issued thereunder pursuant to which certain of such shares would have been issued have either expired by their terms or were terminated, and no additional shares may be issued or sold under such plans and options.  In addition, the Non-Plan Options identified in the Registration Statement have either expired by their terms or were terminated, and no additional shares may be issued or sold under the Non-Plan Options.  Finally, the Non-Plan Securities identified in the Registration Statement have either been sold or are eligible for resale without restriction pursuant to Rule 144 under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota on May 15, 2008.

VITAL IMAGES, INC.

By:	/s/ Peter J. Goepfrich
Peter J. Goepfrich
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael H. Carrel	President, Chief Executive Officer and	May 21, 2008
Michael H. Carrel	Director (principal executive officer)

/s/ Douglas M. Pihl	Chairman of the Board and Director	May 19, 2008
Douglas M. Pihl

/s/ James B. Hickey, Jr.	Director	May 15, 2008
James B. Hickey, Jr.

/s/ Richard W. Perkins	Director	May 15, 2008
Richard W. Perkins

/s/ Michael W. Vannier, M.D.	Director	May 16, 2008
Michael W. Vannier, M.D.

/s/ Sven A. Wehrwein	Director	May 15, 2008
Sven A. Wehrwein

Director
Gregory J. Peet

/s/ Peter J. Goepfrich	Chief Financial Officer	May 15, 2008
Peter J. Goepfrich	(principal financial officer and principal accounting officer)